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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of UnionBanCal Corporation on Form S-8 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
San Francisco, California
May 29, 1997